Exhibit 99.1

GigOptix Reports All-Time Record Revenue and Profitability in the

Third Quarter Fiscal Year 2015

•	Q3 FY15 revenue was the highest ever, increasing for the sixth consecutive quarter to $10.4 million, up 23 percent from $8.5 million in Q3 FY14, and up 6 percent from $9.8 million in Q2 FY15

•	YTD FY15 record revenue of $29.3 million, increased 23 percent from $23.9 million for the same period of FY14

•	Q3 FY15 record GAAP and non-GAAP gross margin of 64 percent and 66 percent, respectively

•	Q3 FY15 record GAAP net income of $1.0 million, or net income of $0.03 per diluted share, excluding a one-time gain from a non-recurring litigation settlement in Q3 FY13

•	Q3 FY15 record non-GAAP net income of $2.3 million, or net income of $0.06 per diluted share

•	Q3 FY15 record Adjusted EBITDA of $3.0 million

•	Cash and cash equivalents as of September 27, 2015 were $35.0 million, which includes the approximately $16.5 million in net proceeds raised through a public offering of common stock in August 2015. Cash and cash equivalents were up from $18.4 million in Q2 FY15

•	Revenue in Q4 FY15 is expected to be approximately $10.7 million, which would be a new quarterly record for the Company, resulting in total revenue of $40 million in FY15, which would be a new annual record for the Company, and represents an increase of approximately 21 percent from FY14

SAN JOSE, Calif. – October 19, 2015 – GigOptix, Inc. (NYSE MKT: GIG), a leading supplier of advanced high speed semiconductor components for use in long-haul, metro, Cloud connectivity, data centers, consumer electronics links and interactive applications, through optical and wireless communications networks, today announced financial results for its third quarter of fiscal year 2015, which ended September 27, 2015.

Third Quarter Fiscal 2015 GAAP Results

Total revenue in Q3 FY15 was a record $10.4 million, and compares with revenue of $8.5 million in Q3 FY14, and $9.8 million in Q2 FY15.

Gross margin in Q3 FY15 was a record 64 percent, and compares with 59 percent in Q3 FY14, and 63 percent in Q2 FY15.

Net income in Q3 FY15 was a record $1.0 million, or net income of $0.03 per diluted share, representing the highest GAAP quarterly net income in the Company’s history, excluding a one-time gain from a litigation settlement in Q3 FY13. This compares with a net loss of $0.8 million, or a net loss of ($0.02) per share in Q3 FY14, and net income of $0.5 million, or net income of $0.02 per diluted share in Q2 FY15.

Cash and cash equivalents as of September 27, 2015 were $35.0 million, which includes approximately $16.5 million raised through a public offering of common stock in August 2015, up from $18.4 million in Q2 FY15.

Third Quarter Fiscal 2015 Non-GAAP Results1

Gross margin for Q3 FY15 was a record 66 percent, and compares with 61 percent in Q3 FY14 and 66 percent in Q2 FY15.

Net income for Q3 FY15 was a record $2.3 million, or net income of $0.06 per diluted share, representing the highest non-GAAP quarterly net income in the Company’s history. This compares with net income of $0.7 million, or net income of $0.02 per diluted share in Q3 FY14, and net income of $2.1 million, or net income of $0.06 per diluted share in Q2 FY15.

Adjusted EBITDA1 for Q3 FY15 was a record $3.0 million, and represents the highest quarterly Adjusted EBITDA in the Company’s history. This compares with Adjusted EBITDA of $1.4 million in Q3 FY14, and Adjusted EBITDA of $2.8 million in Q2 FY15.

“We produced another quarter of record financial results, further demonstrating that our business strategy to expand into high-growth markets, both organically and through strategic acquisitions, accompanied by tight cost controls, is generating exceptional performance,” said Dr. Avi Katz, Chairman and Chief Executive Officer of GigOptix, Inc. “Our all-time record results and enhanced profitability this quarter were driven by significant growth in our High-Speed Communications business. We continue to be the dominant supplier of RF devices for current 40Gbps and future 100Gbps active optical cables and transceivers for the fast growing data center market. While delivering an exceptional financial quarter, we have also enhanced our customer base for datacom and telecom-metro 100Gbps links, completed a successful oversubscribed underwritten follow-on public common stock offering of about $16.5 million in net proceeds, which was done in a very tough market environment, and, subsequent to the end of the third quarter, successfully completed the strategic acquisition of the Korean company Terasquare to establish GigOptix-Terasquare-Korea (GTK) Co., Ltd in Seoul, Korea. With the addition of Terasquare, we are now strongly positioned to further increase our cloud-based links market-share by having a complete and superior IC portfolio of industry leading 100Gbps datacom solutions for Ethernet, Fiber Channel, and InfiniBand data center connectivity. We believe the transaction will result in a meaningful increase of the High Speed Communications revenue in fiscal 2016 and beyond.

“Earlier this month we announced another milestone in the development of our Industrial ASIC product line with a substantial $6.1 million contract with one of the world’s largest suppliers of advanced aerospace for commercial and defense products. Revenue from this agreement will begin in the fourth quarter and be spread over the next two years. When combined with the $7.9 million order we announced in May of this year from another major supplier in the same industry, we have the foundation in place to deliver continued strong financial performance in 2016,” said Dr. Katz.

Financial Outlook

“We expect Q4 FY15 revenue of approximately $10.7 million, which would be another record quarter in the Company’s history. For fiscal 2015, we will generate record annual revenue of $40 million, representing an increase of approximately 21 percent over fiscal 2014, and greater annual profitability,” said Dr. Katz. “Based on the fourth quarter fiscal 2015 revenue guidance, fiscal 2015 will result in the highest revenue and most profitable year in the Company’s history.”

Financial Results Webcast / Conference Call

GigOptix will host a conference call and webcast with investors today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss its third quarter fiscal 2015 financial results and business outlook. Investors and other interested parties may access the call by dialing (719) 325-2435. No passcode is needed for the live call. The replay dial-in number is (858) 384-5517, and the passcode is 632303. Additionally, this conference call will be broadcast live over the Internet and can be accessed by all interested parties on the Investor Relations section of GigOptix’ website at www.gigoptix.com.

1 Non-GAAP Measures—GigOptix reports revenue, gross margin, operating expense, operating income and net income (loss) on a Generally Accepted Accounting Principles (GAAP) and non-GAAP basis. In addition, it reports Adjusted EBITDA. These non-GAAP measures are provided to enhance investors’ overall understanding of GigOptix financial performance. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. A reconciliation of these GAAP to non-GAAP measurements and Adjusted EBITDA for the three and nine months ended September 27, 2015 and September 28, 2014, as well as the prior quarter, can be found in the “Reconciliation of GAAP to Non-GAAP Financial Information” table attached to this press release.

About GigOptix, Inc.

GigOptix, Inc., (NYSE MKT: GIG) is a leading fabless supplier of high-speed semiconductor components that enable end-to-end information streaming over optical and wireless networks. Its products portfolio addresses emerging telecom long-haul and metro applications, datacom Cloud and data center connectivity, point-to-point backhaul wireless applications, and interactive interfaces for consumer electronics. The Company offers a broad portfolio of high performance MMIC solutions that enable next generation wireless microwave systems up to 90GHz and drivers, TIAs for 40Gbps and 100Gbps fiber-optic telecommunications and data-communications networks, and Clock Data Recovery (CDR) technology.

GigOptix also offers a wide range of digital and mixed-signal ASIC solutions in a wide range of technology geometries from 28nm to 0.6um, and enables a complete product life cycle support from swift introduction of new product through its ASIC SunriseTM program to extension of legacy products through its GigOptix Sunset RescueTM program.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the bringing of products to market with full documentation. Such statements contain words such as “believe,” “will,” and “expect,” or the negative thereof or comparable terminology, and include (without limitation) statements regarding expected revenues, income and cash, product expansion and completion of the financial statements for the quarter just ended. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks include, but are not limited to: the ability to recognize revenues, the ability to extend product offerings into new areas or products, the ability to commercialize licensed technology, unexpected occurrences that deter the full documentation and “bring to market” plan for products that were developed this year and last year, trends and fluctuations in the industry, changes in demand and purchasing volume of customers, unpredictability of suppliers, our ability to control our costs of goods sold, our ability to attract and retain qualified personnel, the ability to move product sales to production levels, the ability to compete for client design-in opportunities, the ability to cross-sell to new clients and to diversify, the success of product sales in new markets or of recently produced product offerings, including bundled product solutions, the amount of cost savings, the ability to improve productivity, and to do so in an efficient manner, the ability to pursue and attract other merger and acquisition opportunities, our ability to enforce intellectual property rights, and the ability to maintain and continue relationships with government agencies. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of GigOptix’s filings with the SEC, and in GigOptix’s other current and periodic reports filed or furnished from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to GigOptix as of the date hereof, and GigOptix assumes no obligation to update any forward-looking statement.

Investors

Darrow Associates, Inc.

Jim Fanucchi, (408) 404-5400

ir@gigoptix.com

(TABLES TO FOLLOW)

####

GIGOPTIX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 27, 2015	December 31, 2014	Net Change
			$	%
ASSETS
Current assets:
Cash and cash equivalents	$35,021	$18,438	$16,583	90%
Accounts receivable, net	9,550	7,955	1,595	20%
Inventories	6,820	5,139	1,681	33%
Prepaid and other current assets	639	433	206	48%

Total current assets	52,030	31,965	20,065	63%
Property and equipment, net	2,446	1,916	530	28%
Intangible assets, net	1,724	2,394	(670)	(28%)
Goodwill	10,395	10,306	89	1%
Restricted cash	53	53	—	0%
Other assets	132	116	16	14%

Total assets	$66,780	$46,750	$20,030	43%

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,405	$2,731	$(326)	(12%)
Accrued compensation	1,731	730	1,001	137%
Other current liabilities	2,449	2,902	(453)	(16%)

Total current liabilities	6,585	6,363	222	3%
Pension liabilities	329	326	3	1%
Other long-term liabilities	590	556	34	6%

Total liabilities	7,504	7,245	259	4%

Stockholders’ Equity
Common stock	44	32	12	38%
Additional paid-in capital	162,488	143,661	18,827	13%
Treasury stock, at cost; 701,754 shares as of September 27, 2015 and December 31, 2014	(2,209)	(2,209)	—	0%
Accumulated other comprehensive income	301	285	16	6%
Accumulated deficit	(101,348)	(102,264)	916	(1%)

Total stockholders’ equity	59,276	39,505	19,771	50%

Total liabilities and stockholders’ equity	$66,780	$46,750	$20,030	43%

GIGOPTIX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three months ended						Nine months ended
	September 27,	%	June 28,	%	September 28,	%	September 27,	%	September 28,	%
	2015		2015		2014		2015		2014
Total revenue	$10,419	100%	$9,840	100%	$8,484	100%	$29,319	100%	$23,907	100%
Total cost of revenue	3,762	36%	3,611	37%	3,482	41%	11,040	38%	10,095	42%

Gross profit	6,657	64%	6,229	63%	5,002	59%	18,279	62%	13,812	58%

Research and development expense	3,100	30%	3,224	33%	3,257	38%	9,572	33%	10,357	43%
Selling, general and administrative expense	2,468	24%	2,442	25%	2,388	28%	7,680	26%	7,353	31%
Restructuring expense, net	—	0%	—	0%	36	0%	—	0%	343	1%

Total operating expenses	5,568	53%	5,666	58%	5,681	67%	17,252	59%	18,053	76%

Income (loss) from operations	1,089	10%	563	6%	(679)	-8%	1,027	4%	(4,241)	-18%
Interest expense, net	(6)	0%	(3)	0%	(9)	0%	(12)	0%	(36)	0%
Other income (expense), net	(5)	0%	(19)	0%	35	0%	(23)	0%	45	0%

Income (loss) before provision for income taxes	1,078	10%	541	5%	(653)	-8%	992	3%	(4,232)	-18%
Provision for income taxes	48	0%	16	0%	8	0%	73	0%	39	0%

Income (loss) from consolidated companies	1,030	10%	525	5%	(661)	-8%	919	3%	(4,271)	-18%
Loss on equity investment	—	0%	3	0%	125	1%	3	0%	456	2%

Net income (loss)	$1,030	10%	$522	5%	$(786)	-9%	$916	3%	$(4,727)	-20%

Basic net income (loss) per share	$0.03		$0.02		$(0.02)		$0.03		$(0.15)
Diluted net income (loss) per share	$0.03		$0.02		$(0.02)		$0.03		$(0.15)
Weighted average number of shares used in basic net income (loss) per share calculation	36,769		32,885		31,866		34,060		31,636
Weighted average number of shares used in diluted net income (loss) per share calculation	38,497		33,922		31,866		35,109		31,636

GIGOPTIX, INC.

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three months ended						Nine months ended
	September 27,	%	June 28,	%	September 28,	%	September 27,	%	September 28,	%
	2015		2015		2014		2015		2014
Total revenue	$10,419	100%	$9,840	100%	$8,484	100%	$29,319	100%	$23,907	100%
Total cost of revenue	3,565	34%	3,368	34%	3,294	39%	10,415	36%	9,537	40%

Gross profit	6,854	66%	6,472	66%	5,190	61%	18,904	64%	14,370	60%

Research and development expense	2,813	27%	2,835	29%	2,979	35%	8,641	29%	9,432	39%
Selling, general and administrative expense	1,677	16%	1,531	16%	1,499	18%	5,067	17%	4,573	19%

Total operating expenses	4,490	43%	4,366	44%	4,478	53%	13,708	47%	14,005	59%

Income from operations	2,364	23%	2,106	21%	712	8%	5,196	18%	365	2%
Interest expense, net	(6)	0%	(3)	0%	(9)	0%	(12)	0%	(36)	0%
Other income (expense), net	(5)	0%	(19)	0%	35	0%	(23)	0%	45	0%

Income before provision for income taxes	2,353	23%	2,084	21%	738	9%	5,161	18%	374	2%
Provision for income taxes	48	0%	16	0%	8	0%	73	0%	39	0%

Net income	$2,305	22%	$2,068	21%	$730	9%	$5,088	17%	$335	1%

Basic net income per share	$0.06		$0.06		$0.02		$0.15		$0.01
Diluted net income per share	$0.06		$0.06		$0.02		$0.14		$0.01
Weighted average number of shares used in basic net income per share calculation	36,769		32,885		31,866		34,060		31,636
Weighted average number of shares used in diluted net income per share calculation	38,497		33,922		32,340		35,109		32,525

GIGOPTIX, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

(In thousands)

(Unaudited)

	Three months ended			Nine months ended
	September 27,	June 28,	September 28,	September 27,	September 28,
	2015	2015	2014	2015	2014
GAAP Total cost of revenue	$3,762	$3,611	$3,482	$11,040	$10,095
Stock-based compensation	(94)	(139)	(85)	(315)	(249)
Amortization of intangible assets	(103)	(104)	(103)	(310)	(309)

Non-GAAP Total cost of revenue	$3,565	$3,368	$3,294	$10,415	$9,537

GAAP Gross profit	$6,657	$6,229	$5,002	$18,279	$13,812
Stock-based compensation	94	139	85	315	249
Amortization of intangible assets	103	104	103	310	309

Non-GAAP Gross profit	$6,854	$6,472	$5,190	$18,904	$14,370

GAAP Operating expenses	$5,568	$5,666	$5,681	$17,252	$18,053
Stock-based compensation	(844)	(1,161)	(983)	(2,812)	(2,937)
Amortization of intangible assets	(120)	(120)	(120)	(360)	(361)
Restructuring expense, net	—	—	(36)	—	(343)
Acquisition and strategic related costs	(114)	(19)	(64)	(372)	(64)
Special bonus	—	—	—	—	(343)

Non-GAAP Operating expenses	$4,490	$4,366	$4,478	$13,708	$14,005

GAAP Income (loss) from operations	$1,089	$563	$(679)	$1,027	$(4,241)
Stock-based compensation	938	1,300	1,068	3,127	3,186
Amortization of intangible assets	223	224	223	670	670
Restructuring expense, net	—	—	36	—	343
Acquisition and strategic related costs	114	19	64	372	64
Special bonus	—	—	—	—	343

Non-GAAP Income from operations	$2,364	$2,106	$712	$5,196	$365

GAAP Net income (loss)	$1,030	$522	$(786)	$916	$(4,727)
Stock-based compensation	938	1,300	1,068	3,127	3,186
Amortization of intangible assets	223	224	223	670	670
Restructuring expense, net	—	—	36	—	343
Acquisition and strategic related costs	114	19	64	372	64
Special bonus	—	—	—	—	343
Loss on equity investment	—	3	125	3	456

Non-GAAP Net income	$2,305	$2,068	$730	$5,088	$335

Adjusted EBITDA reconciliation:
GAAP Income (loss) from operations	$1,089	$563	$(679)	$1,027	$(4,241)
Restructuring expense, net	—	—	36	—	343
Depreciation and amortization	868	885	923	2,643	2,736
Stock-based compensation	938	1,300	1,068	3,127	3,186
Acquisition and strategic related costs	114	19	64	372	64
Special bonus	—	—	—	—	343

Adjusted EBITDA	$3,009	$2,767	$1,412	$7,169	$2,431